EXHIBIT 11


                        COMPUTATION OF EARNINGS PER SHARE
                (Dollars in thousands, except amounts per share)


                                                                         YEARS ENDED DECEMBER 31
                                                                      1996          1995         1994
                                                                      ----          ----         ----
PRIMARY:
     Income before extraordinary item and cumulative
         effect of accounting change                              $  5,877         $ 723        $ 216
     Extraordinary loss                                               (295)
     Cumulative effect of accounting change                           (274)
                                                                     -----         -----        ------
     Net income                                                    $ 5,308         $ 723        $ 216
                                                                    ======           ===          ===

Primary shares:
     Weighted average number of shares outstanding                  22,013        22,127       13,350
     Assuming exercise of options                                      932         1,109          184
                                                                    ------      --------      -------
     Weighted average number of shares outstanding,
         as adjusted                                                22,945        23,236       13,534
                                                                    ======        ======       ======

Primary earnings per share:
     Income before extraordinary item and cumulative
         effect of accounting change                                $  .25        $  .03       $  .02
     Extraordinary loss                                               (.01)
     Cumulative effect of accounting change                           (.01)
                                                                      ----         -----        ------
     Net income                                                     $  .23        $  .03       $  .02
                                                                       ===           ===          ===


ASSUMING FULL DILUTION:
     Income before extraordinary item and cumulative
         effect of accounting change                              $  5,877         $ 723        $ 216
     Extraordinary loss                                               (295)
     Cumulative effect of accounting change                           (274)
                                                                     -----          ----         ----
     Net income                                                    $ 5,308         $ 723        $ 216
                                                                    ======           ===          ===

Fully diluted shares:
     Weighted average number of shares outstanding                  22,013        22,127       13,350
     Assuming exercise of options                                      932         1,151          197
                                                                   -------      --------    ---------
     Weighted average number of shares outstanding,
         as adjusted                                                23,945        23,278       13,547
                                                                    ======        ======       ======

Fully diluted earnings per share:
     Income before extraordinary item and cumulative
         effect of accounting change                                $  .25        $  .03       $  .02
     Extraordinary loss                                               (.01)
     Cumulative effect of accounting change                           (.01)
                                                                      ----           ---          ---
     Net income                                                     $  .23        $  .03       $  .02
                                                                       ===           ===          ===

